Exhibit (c)(7)

STRICTLY CONFIDENTIAL Project Galaxy Presentation to the Board of Directors June 29(th), 2016

Disclaimer This presentation has been prepared by LionTree Advisors LLC (“LionTree”) for the exclusive use of the board of directors of the party to whom LionTree delivers this presentation (together with its subsidiaries, the “Client”) using information provided by the Client and other publicly available information. LionTree has not independently verified the information contained herein, nor does LionTree make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. LionTree has not made an independent evaluation or appraisal of the assets and liabilities of the Client or any other person and has no obligation to evaluate the solvency of the Client or any other person. With respect to any financial projections and estimates included or referred to in this presentation, LionTree has assumed, based on advice of management of the Client, that they have been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of the Client or another party to a potential transaction. There is no guarantee that any of these estimates or projections will be achieved. Actual results will vary from these estimates and projections and such variations may be material. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. LionTree expressly disclaims any and all liability relating or resulting from the use of this presentation. LionTree undertakes no obligation to update or revise the accompanying material. This presentation has been prepared solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. The Client should not construe the contents of this presentation as legal, regulatory, tax, accounting or investment advice or a recommendation. The Client should consult its own counsel, tax and financial advisors as to legal and related matters concerning any transaction described herein. LionTree’s role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Client. This presentation does not purport to contain all of the information that the Client may require, and should not be considered a recommendation with respect to any transaction or other matter. No investment, divestment or other financial decisions or actions should be based solely on the information in this presentation. In the ordinary course of business, certain of LionTree’s employees and affiliates may hold or trade, for their own accounts and the accounts of their investors, securities of the Client, any other party to a transaction, or any of their affiliates and, accordingly, may at any time hold a long or short position in such securities. This presentation has been prepared on a confidential basis solely for the use and benefit of the board of directors of the Client and may not be disclosed or relied upon by any third party or used for any other purpose; provided that the Client and any of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Client relating to such tax treatment and tax structure. Distribution of this presentation to any person other than the Client and those persons retained to advise the Client, who agree to maintain the confidentiality of this material and be bound by the limitations outlined herein, is unauthorized. This presentation has not been prepared with a view toward public disclosure under applicable securities laws or otherwise, and this material must not be copied, reproduced, distributed or passed on to others at any time without the prior written consent of LionTree. 1

Table of Contents 1. Executive Summary 3 2. Saturn Valuation Analysis 8 3A. Luna Valuation Analysis 13 3B. Pro Forma Valuation Analysis 17 Appendix 21 2

Section 1 Executive Summary

Transaction Summary

Consideration	■ Series A consideration comprised of $18.00 per share in cash + 0.6784x shares of Luna newly created non-voting stock ■ As part of the transaction, Luna will recapitalize its shares into a voting and non-voting structure ■ Implies ~57% cash / ~43% stock mix to Series A ■ Series B consideration comprised of $7.26 per share in cash + 1.2642x shares of Luna stock (50% voting and 50% non-voting stock) ■ Implies ~22% cash / ~78% stock mix to Series B
Buyer Stockholder Approval	■ Statutory approval to create new series of non-voting stock (66-2/3% of present/voting) ■ NYSE vote (majority of votes cast) ■ MOM vote required to create non-voting stock (but not a condition to closing) ■ Luna offered fee for no vote/market fee for recommendation pull ■ Voting agreements from MHR, JCM, Liberty Global and Discovery with respect to Luna shares
Saturn Stockholder Approval	■ Statutory stockholder approval (majority of voting power) ■ Saturn offered market fee for termination for superior proposal/recommendation pull; no fee/expenses due for no vote ■ Voting agreement from JCM, Bennett and Luna with respect to Saturn shares (aggregate 33.53% voting cap with excess to be voted in proportion to minority holders and 9 month tail) ► If agreement terminated for superior proposal or Saturn no vote, rec pull or breach of no shop, JCM/Bennett to exchange Saturn shares
Financing	■ Luna proposal is expected to be fully financed ■ Luna is financing the cash portion of the acquisition with up to $3,720mm of first lien senior secured credit facilities comprised of (i) a $1,900mm term loan B facility, (ii) a $1,000mm term loan A facility, (iii) an up to $1,000mm revolving credit facility (of which $150mm is expected to be drawn) as well as $670mm of bonds and/or bridge facility
Termination Fees	■ Luna no vote: $150mm ■ Luna recommendation pull and tail / Saturn superior proposal, recommendation pull and tail: $175mm ■ Luna financing failure: $250mm

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Luna Proposal Overview

Value of Offer at Spot[1]	Series A Non-Voting @ 3.0% Discount	Series B Voting @ No Discount	Series B Non-Voting @ 3.0% Discount
Cash	$18.00	$7.26	$7.26
Stock	$13.78	$26.47	$25.68
Total	$31.78	$33.73	$32.94

Value of Offer at 20-Trading Day VWAP[1]	Series A Non-Voting @ 3.0% Discount	Series B Voting @ No Discount	Series B Non-Voting @ 3.0% Discount
Cash	$18.00	$7.26	$7.26
Stock	$14.29	$27.45	$26.62
Total	$32.29	$34.71	$33.88

Pro Forma Ownership

	Series A Non-Voting	Series B Voting	Series B Non-Voting
Luna Offer Exchange Ratio	0.6784x	0.6321x	0.6321x
Saturn Basic Shares Today	87.3	9.9	9.9
Less: Luna Shares in Saturn	(2.1)	(2.6)	(2.6)
Saturn Shares Acquired	**85.2**	**7.3**	**7.3**
New Luna Shares Issued to Saturn SHs	**57.8**	**4.6**	**4.6**

	Shares (mm)	Economic Own. (%)
Current Fully Diluted Luna Shares Oustanding	153	67%
PF Fully Diluted Shares Held by Saturn SHs[2]	75	33%
Pro Forma Fully Diluted Shares Oustanding	**228**	**100%**

Pro Forma Luna Leverage

Luna PF Net Debt @ 3/31/16[3]	3,708
Less: Cash Flow from 3/31/16 - 12/31/16	(112)
Pro Forma Net Debt @ 12/31/16	**3,596**
Luna CY 2016E EBITDA (incl. equity income)	229
Saturn CY 2016E EBITDA	490
Pro Forma CY 2016E EBITDA	**719**
Implied Pro Forma Net Leverage (Excluding Synergies)	5.0x
Implied Pro Forma Net Leverage (Including Synergies)[4]	4.7x

Source: Saturn projections per Saturn management, public company filings; Luna projections per Luna management, as reviewed by Saturn
Note:
1) Based on Luna spot price as of 06/29/2016 of $20.94; Luna 20-trading day VWAP price as of 06/28/2016 of $21.71
2) Includes new shares issued by Luna for basic Saturn shares outstanding, as well as new Luna options from rolled over Saturn options held
3) Excludes production loans
4) Includes $52mm in run-rate cost synergies

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Sources & Uses

Overview of Current Capital Structure

Luna[1]

Tranche	Amount ($mm)	Maturity	Coupon	Price	Refi?
Senior Notes	225	Aug-18	5.25%	102.75	Yes
Term Loan	400	Mar-22	L+400		Yes
Revolver	161	Sep-17	L+250		Yes
Converts	60	Apr-18	1.25%	98.50	No
Total	**846**				

Saturn

Tranche	Amount ($mm)	Maturity	Coupon	Price	Refi?
Revolver	391	Apr-20	L+150-225		Yes
Senior Notes	675	Sep-19	5.00%	101.44	Yes
Cap Leases	63				No
Total	**1,129**				

Sources & Uses

Sources

Sources	$mm
Term Loan A	1,000
Term Loan B	1,900
Bonds / Bridge	670
Revolver	150
Luna Equity Issued to Saturn Shareholders[2]	1,363
Total Sources	**5,083**

Uses

Uses	$mm
Saturn Equity Purchased With Cash	1,586
Saturn Equity Purchased With Stock[2]	1,363
Cash to the Balance Sheet	68
Luna Senior Notes	225
Luna Term Loan	400
Luna Revolver	161
Saturn Revolver	391
Saturn Senior Notes	675
Breakage Costs	30
Transaction Costs	184
Total Uses	**5,083**

Source: Financing assumptions per Luna
Note:
1) Excludes production loans
2) Assumes 3% discount on non-voting portion of stock consideration

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Valuation Overview (At Spot as of 6/29/2016)

($mm, unless indicated)

	Saturn Series A @ Market[3,4]	Luna Series A Offer[2]
Luna Current Stock Price (as of 6/29/2016)		**$20.94**
Series A Exchange Ratio		0.6784x
Stock Per Share (Post 3.0% Discount)		**$13.78**
Cash Per Share		**$18.00**
Price / Offer Value Per Series A Share ($)	**$28.25**	**$31.78**
Implied Premium to Current Series A Price of $28.25	-	*12.5%*
Implied Premium to Unaffected Series A Price on 6/22/16 of $27.80	*1.6%*	*14.3%*
Equity Value[1]	**2,875**	**3,260**
Plus: Net Debt & Other	1,095	1,095
Enterprise Value[1]	**3,970**	**4,355**

	Metric ($mm)	Implied Multiples	
EV / EBITDA (Pre-SBC)			
CY 2016E EBITDA	490	8.1x	8.9x
CY 2017E EBITDA	543	7.3x	8.0x
EV / EBITDA (Post-SBC)			
CY 2016E EBITDA	460	8.6x	9.5x
CY 2017E EBITDA	511	7.8x	8.5x

Source: Saturn management projections, public company filings
Note: Prices shown as of 6/29/2016
1) Assumes Series B shares received the same consideration as the Series A shares; actual equity value and enterprise value are $3.28bn and $4.37bn, respectively
2) Assumes 3% discount of non-voting to voting shares (please see page 24 for detail)
3) JCM has 0.1mm shares of Series A Saturn stock and 6.2mm shares of Series B Saturn stock for a total voting stake of 33.1%, economic stake of 6.1% and a value of $177mm @ market; JCM has 4.4mm shares of Luna common stock for a total voting stake of 2.9%, economic stake of 2.9% and a value of $92mm @ market
4) Luna has 2.1mm shares of Series A Saturn stock and 2.6mm shares of Series B Saturn stock for a total voting stake of 15.0%, economic stake of 4.5% and a value of $132mm @ market

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Section 2 Saturn Valuation Analysis

Saturn Snapshot

Summary Trading Valuation (as of 6/29/2016)

($mm, unless indicated)	@ Market
Series A Share Price	**$28.25**
Fully Diluted Shares	92.0
Series B Share Price	**$27.97**
Fully Diluted Shares	9.9
Blended Current Share Price @ Market ($)[1]	**$28.22**
Fully Diluted Shares[2]	101.9
Equity Value	**2,875**
Plus: Debt @ 3/31/16	1,129
Less: Cash @ 3/31/16	(10)
Less: Value of Equity Investments[3]	(25)
Enterprise Value	**3,970**

EV /	Metric ($mm)	Multiples
CY 2016E EBITDA (Pre-SBC)	490	8.1x
CY 2017E EBITDA (Pre-SBC)	543	7.3x
CY 2016E EBITDA (Post-SBC)	460	8.6x
CY 2017E EBITDA (Post-SBC)	511	7.8x

Leverage Statistics	
Net Debt / 2016E EBITDA	2.3x
Credit Ratings	BB / Ba2

Stock Price Performance

Period	Saturn Series A	Luna	Selected Companies[4]	S&P 500
% of 52-Week High	60.8%	51.0%	80.3%	97.3%
1-Month	5.4%	(4.2%)	(4.5%)	(1.3%)
3-Month	5.1%	(3.4%)	(1.9%)	0.8%
6-Month	(17.1%)	(35.5%)	(3.6%)	(0.3%)
1-Year	(36.1%)	(43.0%)	(16.2%)	0.7%
2-year	(3.8%)	(26.3%)	(4.0%)	5.6%


200
180
160
140
120
100
80
60
6/29/2014
12/29/2014
6/29/2015
12/29/2015
6/29/2016
5.6%
(3.8%)
(4.0%)
(26.3%)
Saturn Series A
Luna
Selected Companies
S&P 500

Source: Public company filings, financial projections per Saturn management, FactSet
Notes: Prices shown as of 6/29/2016
1) Based on Series A and Series B shares, blended based on proportion of shares outstanding in each Series
2) Based on fully diluted shares using treasury stock method; consists of 97.1mm basic shares outstanding, 10.7mm A in-the-money options (at WAEP of $18.95), and 0.3mm RSUs
3) Represents PlayCo investment @ book value
4) Includes Discovery Communications, Time Warner Inc., Scripps Networks Interactive, 21st Century Fox, CBS, The Walt Disney Company, AMC Networks, and Viacom

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Saturn Projected Financials Fiscal Year Ended December 31, '15A-'20E ($mm) 2015A 2016E 2017E 2018E 2019E 2020E CAGR Revenue Build Networks 1,324 1,389 1,484 1,561 1,623 1,688 5.0% % Growth - 4.9% 6.8% 5.2% 4.0% 4.0% Distribution 354 315 311 311 311 311 (2.5%) % Growth - (10.9%) (1.3%) 0.1% 0.0% 0.0% Animation 25 - - - - - - % Growth nm nm nm nm nm nm Other (3) (4) (7) (5) (5) (5) - Total Revenue 1,700 1,700 1,789 1,868 1,930 1,995 3.3% % Growth - 0.0% 5.2% 4.4% 3.3% 3.4% EBITDA (Pre-SBC) 462 490 543 612 633 654 7.2% % Growth - 6.2% 10.7% 12.9% 3.3% 3.4% % Margin 27.1% 28.8% 30.3% 32.8% 32.8% 32.8% Source: Per Saturn management 10

Selected Publicly Traded Companies % of Equity Enterprise EV / Closing Price 52-Week Value (1) Value EBITDA (2) '16E-'18E Company 6/29/2016 High ($mm) ($mm) 2016E 2017E Revenue Walt Disney $96.98 79.4% 159,728 180,853 10.0x 9.6x 5.2% Time Warner Inc. $71.69 78.5% 57,748 77,369 9.1x 8.5x 5.5% Fox $27.00 77.8% 51,523 56,797 7.9x 7.3x 5.6% CBS $52.76 90.2% 24,471 32,028 8.8x 8.6x 2.5% Viacom $40.36 60.8% 16,333 27,774 7.4x 7.1x 2.8% Discovery Communications $24.38 69.8% 14,947 21,898 8.9x 8.5x 5.8% Scripps Networks $60.97 89.1% 7,901 12,337 8.6x 8.3x 4.3% AMC Networks $57.24 65.7% 4,260 6,810 7.5x 7.1x 5.1% Mean 8.5x 8.1x 4.6% Median 8.7x 8.4x 5.2% Saturn @ Market $28.25 60.8% 2,875 3,970 8.1x 7.3x 4.8% Saturn @ Offer (based on spot) $31.78 68.4% 3,260 4,355 8.9x 8.0x Source: Public company filings, Wall Street research, Saturn projections per Saturn management Notes: Prices shown as of 6/29/2016 1) Based on fully diluted shares outstanding using treasury stock method; if applicable, convertible debt treated on an as-if converted basis, with appropriate dilutive impact to shares outstanding for in the money converts 2) EBITDA multiples shown pre-SBC 11

Saturn Discounted Cash Flow Analysis(1) Fiscal Year Ended December 31, ($mm) 9 Mos '16E 2017E 2018E 2019E 2020E EBITDA (Before SBC) 363 543 612 633 654 Less: Stock Based Compensation (22) (31) (30) (34) (35) Less: Depreciation & Amortization (18) (24) (26) (25) (26) EBIT 323 488 557 574 593 Less: Taxes @ 35% (113) (171) (195) (201) (208) After-Tax EBIT 210 317 362 373 386 Plus: Depreciation and Amortization 18 24 26 25 26 Less: Capex (22) (19) (13) (20) (21) Plus: Amortization of Programming Rights 443 605 599 619 639 Less: Program Rights Payments (256) (267) (310) (321) (331) Plus: Amortization of Investments in Films and TV Programs 100 145 146 151 156 Less: Investments in Film and TV Programs (323) (429) (434) (449) (464) Less: (Increase) / Decrease in Working Capital and Other 53 (43) (52) (57) (63) Unlevered Free Cash Flows 223 333 323 321 328 Present Value of Cash Flows 1,244 Present Value of Terminal Value 3,223 Present Value of Enterprise 4,467 Less: Net Debt & Other (1,095) Present Value of Equity 3,372 Shares 104.0 Price Per Share $32.43 DCF Equity Value Per Share LTM Terminal EBITDA Multiple WACC 7.00x 7.25x 7.50x 7.75x 8.00x 8.75% $31.19 $32.19 $33.19 $34.18 $35.16 9.00% 30.82 31.81 32.81 33.79 34.76 9.25% 30.46 31.44 32.43 33.40 34.37 9.50% 30.11 31.08 32.05 33.02 33.98 9.75% 29.76 30.72 31.68 32.64 33.59 Source: Projected financial information per Saturn management Notes: 1) Assumes mid-year convention, discounted back to 3/31/16; based on balance sheet as of 3/31/16 (net debt of $1,120mm), equity in affiliates of $25mm 12

Section 3A Luna Valuation Analysis

Luna Snapshot

Summary Trading Valuation (as of 6/29/2016)

($mm, unless indicated)	
Share Price @ Market ($)	**$20.94**
Fully Diluted Shares[1]	153.0
Equity Value	3,203
Plus: Net Debt @ 3/31/16[2]	788
Plus: Minority Interests @ 3/31/16	98
Less: Equity Investments @ 3/31/16[3]	(869)
Gross Enterprise Value	**3,220**
Less: Value of Tax Attributes[4]	(576)
Adj. Enterprise Value	**2,644**

EV /	Metric ($mm)	Gross Multiple	Adjusted Multiple
FY 2016A EBITDA (Pre-SBC)	111	29.0x	23.8x
FY 2017E EBITDA (Pre-SBC)	192	16.8x	13.8x
FY 2016A EBITDA (Post-SBC)	33	99.1x	81.4x
FY 2017E EBITDA (Post-SBC)	106	30.4x	25.0x

Leverage[5]	
Net Debt / FY 2017E EBITDA	3.1x
Credit Ratings	BB- / Ba3

Stock Price Performance

Period	Saturn Series A	Luna	Selected Companies[6]	S&P 500
% of 52-Week High	60.8%	51.0%	80.3%	97.3%
1-Month	5.4%	(4.2%)	(4.5%)	(1.3%)
3-Month	5.1%	(3.4%)	(1.9%)	0.8%
6-Month	(17.1%)	(35.5%)	(3.6%)	(0.3%)
1-Year	(36.1%)	(43.0%)	(16.2%)	0.7%
2-year	(3.8%)	(26.3%)	(4.0%)	5.6%



200
180
160
140
120
100
80
60
6/29/2014
12/29/2014
6/29/2015
12/29/2015
6/29/2016
5.6%
(3.8%)
(4.0%)
(26.3%)
Saturn Series A
Luna
Selected Companies
S&P 500

Source: Projections per Luna management, as reviewed by Saturn; public company filings
Notes: Prices shown as of 6/29/2016
1) Based on fully diluted shares outstanding using treasury stock method; convertible debt treated on an as-if converted basis with appropriate dilutive impact to shares outstanding for in the money converts; based on 147.2mm basic shares outstanding, 16.1mm in-the-money options outstanding (at WAEP of $23.83) and 1.6mm RSUs
2) Net debt excludes production loans
3) Equity in affiliates assumes Epix valued at 10.0x FY 2016A EBITDA of $171mm, implying a $530mm value for Luna's 31% stake; assumes TVGN, ATOM Tickets, and Tribeca Short List valued @ book value; Defy Media / Celestial Tiger stakes valued at $65mm; Saturn stake based on market prices
4) Includes net present value of difference between Luna cash tax rate given Canadian incorporation vs. peer normalized tax rate, incorporating value of existing NOLs
5) Includes equity income for leverage purposes
6) Includes Discovery Communications, Time Warner Inc., Scripps Networks Interactive, 21st Century Fox, CBS, The Walt Disney Company, AMC Networks, and Viacom

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Luna Financial Projections Fiscal Year Ended March 31, CAGR CAGR ($mm) 2016A 2017E 2018E 2019E 2020E 2021E '16A-'19E '16A-'21E Motion Pictures 1,678 1,874 1,913 2,404 12.7% % Growth - 11.7% 2.1% 25.7% Television 670 979 1,094 1,188 21.1% % Growth - 46.1% 11.8% 8.6% Revenue 2,347 2,853 3,007 3,592 3,435 3,457 15.2% 8.1% % Growth - 21.5% 5.4% 19.5% (4.4%) 0.6% Gross Contribution Motion Pictures 184 267 279 361 25.1% % Margin 11.0% 14.2% 14.6% 15.0% Television 104 116 135 170 17.7% % Margin 15.5% 11.8% 12.3% 14.3% Total Gross Contribution 288 383 414 531 22.6% % Margin 12.3% 13.4% 13.8% 14.8% EBITDA Pre-SBC (incl. equity gains) 162 251 264 348 364 363 17.8% 17.5% % Growth - 54.5% 5.1% 32.1% 4.4% (0.1%) % Margin 6.9% 8.8% 8.8% 9.7% 10.6% 10.5% EBITDA Pre-SBC (excl. equity gains) 111 192 220 301 25.2% % Growth - 73.0% 14.7% 36.7% % Margin 4.7% 6.7% 7.3% 8.4% Unlevered Free Cash Flow (pre-tax) 126 155 172 202 292 312 14.2% 19.9% % Growth - 23.2% 11.3% 17.1% 44.9% 6.7% Levered Free Cash Flow 70 93 115 152 27.7% % Growth - 32.5% 23.0% 32.5% Note: Projections per Luna management, as reviewed by Saturn 15

Luna Discounted Cash Flow Analysis(1) Fiscal Year Ended March 31, ($mm) 2017E 2018E 2019E 2020E 2021E Adjusted EBITDA (excl. equity gains) 192 220 301 317 316 Less: Stock Based Compensation (86) (85) (49) (49) (49) Less: Depreciation & Amortization (17) (18) (18) (17) (17) EBIT 89 117 234 250 249 Less: Taxes @ 15% (13) (18) (35) (38) (37) After-Tax EBIT 75 100 199 213 212 Plus: Depreciation and Amortization 17 18 18 17 17 Less: Capex (11) (7) (7) (7) (7) Less: Investment in Film and TV, Net of Amortization (70) 51 (34) (17) 0 Less: (Increase) / Decrease in Working Capital 78 (54) (49) (49) (49) Less: Start-up Costs and Other (51) (42) (9) 0 0 Unlevered Free Cash Flows 39 65 117 156 173 Present Value of Cash Flows 413 Present Value of Terminal Value 2,779 Present Value of Enterprise 3,193 Less: Net Debt & Other (17) Present Value of Equity 3,175 Shares 153.0 Price Per Share $20.76 DCF Equity Value Per Share LTM Terminal EBITDA Multiple WACC 13.00x 13.50x 14.00x 14.50x 15.00x 9.25% $19.89 $20.55 $21.22 $21.88 $22.54 9.50% 19.67 20.33 20.99 21.64 22.30 9.75% 19.46 20.11 20.76 21.41 22.06 10.00% 19.25 19.89 20.54 21.18 21.82 10.25% 19.05 19.68 20.31 20.95 21.58 Source: Projections per Luna management, as reviewed by Saturn Notes: 1) Assumes mid-year convention, discounted back to 3/31/16; based on balance sheet as of 3/31/16 (net debt of $788mm), equity in affiliates of $869mm and minority interest of $98mm; excludes value of operating losses which have been incorporated in the 15.0% tax rate 16

Section 3B Pro Forma Valuation Analysis

Pro Forma Financial Overview Calendar Year Ended December 31, CAGR ($mm) 2015A 2016E 2017E 2018E 2019E 2020E '15A-'20E Luna 2,360 2,726 2,968 3,446 3,474 3,452 7.9% % Growth - 15.5% 8.9% 16.1% 0.8% (0.7%) Saturn 1,700 1,700 1,789 1,868 1,930 1,995 3.3% Revenue % Growth - 0.0% 5.2% 4.4% 3.3% 3.4% Total Revenue 4,061 4,427 4,757 5,314 5,404 5,447 6.1% % Growth - 9.0% 7.5% 11.7% 1.7% 0.8% Luna 166 172 213 281 313 316 13.7% % Margin 7.0% 6.3% 7.2% 8.2% 9.0% 9.2% Saturn 462 490 543 612 633 654 7.2% EBITDA % Margin 27.1% 28.8% 30.3% 32.8% 32.8% 32.8% (Pre-SBC) Cost Synergies - - 52 52 52 52 Total EBITDA 628 662 808 945 998 1,022 10.2% % Margin 15.5% 15.0% 17.0% 17.8% 18.5% 18.8% Luna 18 13 8 7 7 7 % of Revenue 0.8% 0.5% 0.3% 0.2% 0.2% 0.2% Saturn 17 24 19 13 20 21 Capex % of Revenue 1.0% 1.4% 1.0% 0.7% 1.0% 1.0% Total Capex 35 37 27 20 27 28 % of Revenue 0.9% 0.8% 0.6% 0.4% 0.5% 0.5% Luna 148 159 205 274 306 309 15.8% % of Revenue 6.3% 5.8% 6.9% 7.9% 8.8% 9.0% Saturn 444 466 524 599 613 634 7.4% OpFCF % of Revenue 26.1% 27.4% 29.3% 32.1% 31.8% 31.8% Total Synergies - - 52 52 52 52 Total OpFCF 593 625 781 925 970 995 10.9% % of Revenue 14.6% 14.1% 16.4% 17.4% 18.0% 18.3% Source: Saturn projections per Saturn management; Luna projections per Luna management, as reviewed by Saturn 18

Discounted Cash Flow Analysis of Luna Synergies(1) Calendar Year Ended December 31, ($mm) 2017E 2018E 2019E 2020E Synergies 52 52 52 52 % Growth nm 0.0% 0.0% 0.0% Less: Integration Costs (20) (5) 0 0 EBIT (post-integration costs) 32 47 52 52 Less: Taxes @ 15.0% (5) (7) (8) (8) After-Tax EBIT 27 40 44 44 Tax Synergies 50 50 50 50 Total FCF from Synergies 77 90 94 94 % Growth nm 16.5% 4.7% 0.0% Discounted Free Cash Flows 69 73 70 64 NPV of Terminal Value 674 Total Synergy DCF Value(2) 951 Saturn Value Per Share of DCF Synergies WACC 9.00% 9.25% 9.50% 9.75% 10.00% $3.39 $3.30 $3.21 $3.12 $3.04 Sensitivity of DCF Synergy Value WACC 9.00% 9.25% 9.50% 9.75% 10.00% 1,006 977 951 925 901 Source: Synergies per Saturn management 1) Assumes mid-year convention, discounted back to 3/31/16 2) Assumes 9.50% WACC and 0.0% PGR 19

Pro Forma Discounted Cash Flow Accretion/(Dilution) Analysis – Series A Offer Saturn Status Quo DCF Equity Value / Share 2020E LTM Terminal EBITDA Multiple WACC 7.00x 7.25x 7.50x 7.75x 8.00x 8.75% $31.19 $32.19 $33.19 $34.18 $35.16 9.00% 30.82 31.81 32.81 33.79 34.76 9.25% 30.46 31.44 32.43 33.40 34.37 9.50% 30.11 31.08 32.05 33.02 33.98 9.75% 29.76 30.72 31.68 32.64 33.59 Saturn Share of Pro Forma DCF Equity Value + Cash Per Share 2020E LTM Terminal EBITDA Multiple WACC Low Mid High Low $33.90 $34.44 $34.99 $35.54 $36.10 $33.68 $34.22 $34.76 $35.31 $35.85 Mid $33.47 $34.00 $34.53 $35.07 $35.61 $33.26 $33.78 $34.31 $34.84 $35.38 High $33.05 $33.57 $34.09 $34.61 $35.14 Luna DCF Enterprise Value 3,193 Saturn DCF Enterprise Value 4,467 Synergy DCF Value 951 Combined Pro Forma Enterprise Value 8,610 Less: Pro Forma Net Debt (@ 3/31/2016) (3,708) Plus: Other(1) 664 Combined Pro Forma Equity Value 5,566 Luna Pro Forma Fully Diluted Shares Outstanding 228.4 Implied Luna Pro Forma DCF Equity Value per Share $24.37 Saturn Series A Exchange Ratio 0.6784x Implied Saturn Share of PF DCF Equity Value per Share $16.53 Implied Cash Per Share $18.00 Total Value of Offer to Saturn $34.53 Standalone Saturn DCF Equity Value per Share $32.43 Accretion / (Dilution) 6.5% Accretion to Standalone DCF WACC Low Mid High Low 8.7% 7.0% 5.4% 4.0% 2.7% 9.3% 7.6% 6.0% 4.5% 3.1% Mid 9.9% 8.1% 6.5% 5.0% 3.6% 10.5% 8.7% 7.0% 5.5% 4.1% High 11.1% 9.3% 7.6% 6.0% 4.6% Source: Based on Saturn projections per Saturn management and Luna projections per Luna management, as reviewed by Saturn Note: 1) Other includes the market value of Luna equity in affiliates and minority interest, excluding Luna’s current equity investment in Saturn; also includes value of Saturn investments 20

Appendix Additional Reference Materials

Saturn Current Analyst Price Targets Saturn currently trades at a 10.8% discount to the average analyst price target Current Series A Price: Target Avg.: $31.68 $28.25 Deutsche Bank (04/29/16) $47.00 FBN Securities (04/29/16) $35.38 Macquarie (06/24/16) $35.00 Evercore ISI (06/23/16) $33.00 Pivotal Research Group LLC (04/29/16) $32.00 CLSA (05/02/16) $31.00 Goldman Sachs (04/29/16) $30.00 Morgan Stanley (06/22/16) $29.00 Drexel Hamilton LLC (04/29/16) $27.50 FBR Capital Markets (04/29/16) $26.00 CM Research (03/14/16) $22.57 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 Buy Rating Hold Rating Sell Rating Source: Wall Street research Note: Prices shown as of 6/29/2016 22

Luna Research Analyst Price Targets Luna currently trades at a 26.4% discount to the average analyst price target Current: $20.94 Target Avg.: $28.45 Topeka (05/27/16) $40.00 Argus Research Corp (06/06/16) $34.00 Bernstein (06/28/16) $34.00 Wunderlich Securities (06/27/16) $32.00 Piper Jaffray (06/07/16) $30.00 B Riley & Co (06/13/16) $30.00 Jefferies (6/27/2016) $29.00 CM Research (03/14/16) $28.67 Evercore ISI (06/23/16) $27.00 Barrington Research (06/06/16) $27.00 Pacific Crest Securities (06/07/16) $27.00 Macquarie (05/30/16) $27.00 J.P. Morgan (05/26/16) $26.00 Goldman Sachs (05/27/16) $24.00 FBR Capital Markets (06/26/16) $23.00 RBC Capital Markets (06/29/16) $23.00 Cowen (06/13/16) $22.00 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 Buy Rating Hold Rating Sell Rating Source: Wall Street research Note: Prices shown as of 6/29/2016 23

Analysis of Premiums For Voting vs. Non-Voting Shares Company Structure Current 6 Month Avg 1 Year Avg 3 Year Avg 5 Year Avg Alphabet No Vote / Low Vote (1.6%) (2.4%) (3.1%) na na CBS No Vote / Low Vote (6.5%) (7.6%) (7.8%) (3.3%) (2.6%) Discovery Communications No Vote / Low Vote (5.3%) (3.3%) (4.6%) (6.0%) (7.5%) Liberty Braves No Vote / Low Vote (3.2%) na na na na Liberty Global No Vote / Low Vote (1.3%) (3.2%) (4.7%) (5.9%) (6.9%) Liberty Interactive Low Vote / High Vote 2.8% (0.1%) (0.1%) 0.5% 1.4% Liberty Media No Vote / Low Vote (0.9%) (2.1%) (2.1%) (2.1%) (2.1%) Liberty Sirius No Vote / Low Vote (1.1%) na na na na Meredith Corporation Low Vote / High Vote (5.0%) (6.5%) (6.5%) (3.5%) (3.1%) Twenty-First Century Fox, Inc. No Vote / Low Vote (0.3%) (0.3%) (0.3%) 1.4% 0.6% Viacom No Vote / Low Vote (10.8%) (8.2%) (5.2%) (1.4%) (3.5%) Mean (3.0%) (3.7%) (3.8%) (2.5%) (3.0%) Median (1.6%) (3.2%) (4.6%) (2.7%) (2.9%) High 2.8% (0.1%) (0.1%) 1.4% 1.4% Low (10.8%) (8.2%) (7.8%) (6.0%) (7.5%) Source: FactSet 24